Item 7. EXHIBITS

                                  Exhibit A


March 5, 2001


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read the statements made by OCTuS, Inc. (Copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



Hutchinson and Bloodgood, LLP
Formerly Logan Throop & Co., LLP.



Enclosure


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Statements made by OCTuS, Inc.



     The Registrant has engaged Stark Tinter & Associates, LLC, certified public accountants, 7535 East Hampden Avenue, Suite 109, Denver, CO 80231 as its independent accountants for all accounting purposes related to the Registrant's business operations and the Registrant's reporting requirements. Stark Tinter & Associates, LLC, replaces Hutchinson and Bloodgood, LLP (formerly Logan Throop & Co., LLP), Certified Public Accountants, as the Registrant's principal accountants as of February 27, 2001. The principal accountants' report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to audit scope, or accounting principles. The principal accountants' report included an explanatory paragraph describing an uncertainty regarding the Company's ability to continue as a going concern. The engagement of Stark Tinter & Associates, LLC was approved by the Board of Directors.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304 (a)(1)(v)(A) through (D).

The registrant has requested Hutchinson and Bloodgood, LLP to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant above, and if not, to state the respects in which it does not agree. The Registrant shall provide Hutchinson and Bloodgood, LLP with a copy of this Form 8-K no later than the day this Form 8-K is filed with the Securities and Exchange Commission. The Registrant shall file Hutchinson and Bloodgood, LLP's letter as an Exhibit in this Form 8-K. If the Hutchinson and Bloodgood, LLP letter is unavailable at the time of filing this 8-K, the Registrant will request Hutchinson and Bloodgood, LLP to provide the letter as promptly as possible so that the Registrant can file the letter with the SEC within ten (10) business days after the filing of this form 8-K. (A copy of the letter from Hutchinson and Bloodgood, LLP will be filed as Exhibit "A" to this Form 8-K)